                                                                     EXHIBIT 4.5

                               EXCHANGE AGREEMENT

     This EXCHANGE AGREEMENT is made as of October 1, 2001 by and between CONSTELLATION 3D, INC., Delaware corporation (the "Company"), and HALIFAX FUND, L.P, a Cayman Islands limited partnership (the "Purchaser").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, in two transactions on August 23, 2000 and September 19, 2000, the Purchaser invested a total of $10,000,000 in the Company pursuant to a Common Stock Investment Agreement and a Letter Agreement (together, the "Purchase Agreement") in exchange for shares of the Company's common stock, $.00001 par value ("Common Stock"), and warrants to purchase (i) additional shares of Common Stock and (ii) additional warrants, all on the terms and conditions described in the Purchase Agreement;

     WHEREAS, pursuant to Section 7.1 of the Purchase Agreement, 4,241,447 shares of Common Stock are issuable to the Purchaser as Anti-Dilution Shares with additional Anti-Dilution Shares potentially issuable pursuant to such
Section 7.1 in the future;

     WHEREAS, the Purchaser and the Company agree that in lieu of the Purchaser receiving the aforementioned Anti-Dilution Shares, they each wish to enter into an agreement whereby the Purchaser will deliver to the Company warrants exercisable for 393,968 shares of Common Stock in exchange for delivery by the Company of (a) a 5% Secured Convertible Debenture due October 1, 2006 of the Company in the initial principal amount of $5,000,000 in the form and substance of Exhibit A attached hereto (the "Debenture") which is convertible into shares
   ---------
of Common Stock (such shares, together with the shares of Common Stock into which the Additional Debentures are convertible, being the "Debenture Shares");
(b) a warrant in the form and substance of Exhibit B attached hereto (the
                                           ---------
"Optional Debenture Warrant") to purchase additional Debentures (the "Additional Debentures" and together with the Debenture, the "Debentures"); and (c) 1,120,723 shares of Common Stock (the "New Shares");

     WHEREAS, the Debenture Shares and the New Shares will carry registration rights pursuant to the Registration Rights Agreement (as defined herein);

     WHEREAS, the Company's payment and performance obligations under the Debenture and the Additional Debentures (if and when issued) to the Purchaser will be secured pursuant to a Security Agreement dated as of the date hereof entered into by the Company, the Company's Subsidiaries and the Purchaser (the "Security Agreement"); and

     WHEREAS, the execution and delivery of this Exchange Agreement by the Company and the Purchaser and the transactions contemplated hereby are being made in reliance upon the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended;

     NOW THEREFORE, in consideration of the mutual covenants set forth in this Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used in this Exchange Agreement, the following terms,
        -----------
when capitalized, shall have the respective meanings assigned to them below, unless the context clearly indicates otherwise:

     "1933 Act" means the Securities Act of 1933, as amended.

     "Approved Market" means any of the following: the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System and the Nasdaq SmallCap Market.

     "Disclosure Letter" means the letter delivered by the Company to the Purchaser in connection with the Company's representations and warranties contained herein.

     "Effective Registration" shall mean: (i) the Company is in compliance with the Transaction Documents; (ii) the resale of Registrable Securities is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; and (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

     "Equity Line Registration Rights Agreement" means the Registration Rights Agreement between the Company and The Gleneagles Fund Company II dated as of August 16, 2001.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indebtedness" means (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursements obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (vi) all Indebtedness of others guaranteed by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or to invest in, others).

     "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

     "Permitted Liens" means (i) liens in favor of the Purchaser created pursuant to the Security Agreement, (ii) liens arising by operation of law or in the ordinary course of business and (iii) purchase money security interests incurred in connection with the acquisition of fixed assets in the ordinary course of business.

     "Registrable Securities" shall have the meaning given to such term in the Registration Rights Agreement, as modified by Section 6 below.

     "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Purchaser dated as of August 23, 2000 entered into in connection with the Purchase Agreement.

     "Sands Debt" means the Company's 10% subordinated convertible debenture in the original and still outstanding principal amount of $4,000,000 issued to Sands Brothers Venture Capital Associates LLC on March 24, 2000.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" means all reports, schedules, forms, statements and other documents filed by the Company with the SEC pursuant to the reporting requirements of the 1933 Act and the Exchange Act, including, without limitation, all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference.

     "Securities" mean, collectively, the Debenture, Optional Debenture Warrant, Debenture Shares, Interest Shares, New Shares and Additional Debentures.

     "Subsidiary" means any entity in which the Company, directly or indirectly, owns more than 50% of the outstanding capital or holds an equity or similar interest representing at least 50% of the outstanding equity or similar interests of such entity.

     "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either such stock exchange but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by the National Quotation Bureau Incorporated.

     "Transaction Documents" mean, collectively, this Exchange Agreement, the Debenture, the Optional Debenture Warrant, the Additional Debentures, the Security Agreement (including any financing statements on Form UCC-1 or such other appropriate form to be filed in connection with the Security Agreement), the Registration Rights Agreement and the Disclosure Letter.

     "Valuation Report" means the report prepared by the Company's financial management titled "Valuation of Constellation 3D, Inc. as of August 30, 2001" which has been previously delivered to the Purchaser.

     "Warrant" means the Amended and Restated Common Stock Purchase Warrant (No.
W2) dated September 19, 2000 issued to the Purchaser in connection with the Purchase Agreement and which is currently exercisable for 393,968 shares of Common Stock.

     2.  Exchange Transactions.
         ---------------------

     (a) The Purchaser and the Company hereby agree to the exchange of the Warrant and termination of the Company's obligations under Section 7.1 of the Purchase Agreement (as described in Section 2(c) below) for (i) the Debenture,
(ii) the Optional Debenture Warrant and (iii) the New Shares (such transaction being referred to herein as the "Exchange"). The closing of the Exchange (the "Exchange Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C., 551 Fifth Avenue, New York, New York 10176, on such date as may be mutually agreed to by the Purchaser and the Company.

     (b) At the Exchange Closing (i) the Purchaser shall deliver the Warrant to the Company for cancellation and (ii) the Company shall deliver to the Purchaser the Debenture, the Optional Debenture Warrant, and certificates representing the New Shares (with the number and denomination of such certificates as requested by the Purchaser), each registered in the Company's books and records in the name of the Purchaser, along with the documents referred to in Section 6 below. In lieu of delivering physical certificates representing the New Shares, the Company shall use its best efforts to cause its transfer agent to electronically transmit the New Shares to the Purchaser by crediting the account of the Purchaser's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system.

     (c) Immediately following the Exchange Closing, the Company shall be deemed to have fully complied with its existing obligations under Section 7.1(a) of the Purchase Agreement, and Section 7.1(a) of the Purchase Agreement shall be automatically terminated in its entirety and shall be of no further force or effect.

     3.  Representations of Purchaser. The Purchaser hereby represents and
         ----------------------------
warrants to the Company as of the date hereof and as of the date of the Exchange Closing as follows:

     (a) Authority. The execution and delivery by the Purchaser of this Exchange
         ---------
Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly and validly authorized by the Purchaser, with no other action on the part of the Purchaser or its partners being necessary. This Exchange Agreement has been duly and validly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     (b) Ownership. The Purchaser is the owner of the Warrant free and clear of
         ---------
any and all liens, claims and encumbrances.

     (c) No Conflicts. Neither the execution and delivery by the Purchaser of
         ------------
this Exchange Agreement, nor the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of: (i) any of the terms, conditions or provisions of the partnership agreement of the Purchaser; (ii) any terms, conditions or provisions of any material agreement or instrument to which the Purchaser is a party; or (iii) any law, rule, regulation or judgment applicable to the Purchaser.

     (d) Ability to Bear Economic Risk. The Purchaser is an accredited investor
         -----------------------------
as defined in Rule 501 of Regulation D under the 1933 Act, and it (i) is able to bear the economic risk of its investment in the Securities, (ii) is able to hold the Securities for an indefinite period of time, (iii) can afford a complete loss of its investment in the Securities and (iv) has adequate means of providing for its current needs.

     (e) No Public Solicitation. At no time was the Purchaser presented with or
         ----------------------
solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance of the Securities.

     4.  Representations of the Company. The Company hereby represents and
         ------------------------------
warrants to the Purchaser as of the date hereof and as of the date of the Exchange Closing as follows:

     (a) Organization and Qualification. The Company and its Subsidiaries are
         ------------------------------
corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted and currently contemplated. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

     (b) Authorization; Enforcement; Compliance with Other Instruments. The
         -------------------------------------------------------------
Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and
(iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     (c) Capitalization. As of August 31, 2001, the authorized capital stock of
         --------------
the Company consisted of (i) 100,000,000 shares of Common Stock, of which as of the date thereof, 46,407,887 shares are issued and outstanding, 6,671,515 shares are issuable upon exercise of outstanding stock options, whether or not currently exercisable, 2,049,794 shares are issuable upon exercise of outstanding warrants, whether or not currently exercisable, and 319,913 shares are issuable upon conversion of convertible loans. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in the Disclosure Letter, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or are secured by any liens or encumbrances against the Company or its assets, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement and the Equity Line Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution, most-favored-nations or similar provisions that will be triggered by the issuance of the Securities as described in the Transaction Documents and, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     (d) No Conflicts. The execution, delivery and performance of the
         ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including without limitation Delaware General Corporation Law, United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market System) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws or its organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of clause (z) only) may cause a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for any violations which individually or in the aggregate will not have a Material Adverse Effect. Except as specifically contemplated by this Exchange Agreement and as required under the 1933 Act (or applicable "Blue Sky" laws), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

     (e)  SEC Documents; Financial Statements. Since January 12, 1999, the
          -----------------------------------
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. The Company has delivered to the Purchaser or its representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Valuation Report does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. The Valuation Report has been approved and accepted by the Company's Board of Directors.

     (f)  No Undisclosed Events, Liabilities, Developments or Circumstances. No
          -----------------------------------------------------------------
event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

     (g)  No Integrated Offering. Neither the Company, nor any of its
          ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the transactions contemplated by the Transaction Documents to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market System, nor will the Company or any of its Subsidiaries take any action or steps that would cause the transactions contemplated by the Transaction Documents to be integrated with other offerings.

     (h)  Obligations Absolute. The Company acknowledges that, subject only to
          --------------------
the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, the Company's obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

     (i)  Issuance of Securities. The New Shares and the Debenture Shares are
          ----------------------
duly authorized and reserved for issuance and the New Shares and, upon issuance of and payment for them in accordance with the terms of the Debenture and the Additional Debenture, the Debenture Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Nasdaq National Market System or such other market upon which the Common Stock is then principally traded, and the holders of such New Shares and Debenture Shares will be entitled to all rights and preferences accorded to a holder of Common Stock.

     (j)  Brokers. The Company has taken no action which would give rise to any
          -------
claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to the transactions contemplated by the Transaction Documents.

     (k)  Purchase Agreement. Except as described in the Disclosure Letter, the
          ------------------
Company hereby restates and reaffirms to the Purchaser, as of the date hereof and as of the Closing Date, each of the Company's representations and warranties set forth in Sections 2.1(i) through 2.1(x) of the Purchase Agreement.

     (l)  Solvency. As of August 30, 2001, the Company was not insolvent (as
          --------
such term is used in Sections 547 and 548 of the U.S. Bankruptcy Code) and will not be rendered insolvent as a result of entering into the Exchange or any of the other transactions contemplated by the Transaction Documents.

     (m)  Sands Debt. The Company has entered into a term sheet with Sands
          ----------
Brothers Venture Capital Associates LLC regarding the restructuring of the Sands Debt, a copy of which is attached hereto as Exhibit F, and neither such term
                                            ---------
sheet nor the transactions contemplated thereby have been terminated, restructured in any material way or abandoned by either party thereto.

     5.   Covenants.
          ---------

     (a)  Registration and Listing; Effective Registration. Until the earlier of
          ------------------------------------------------
(i) five years from the date of the Exchange Closing and (ii) the date on which the Purchaser neither holds any Registrable Securities nor has the right to acquire any Registrable Securities, the Company will cause the New Shares, Debenture Shares and the Interest Shares issuable under the Debenture and the Additional Debentures, if and when such securities are issued, to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until the earlier of (i) five years from the date of the Exchange Closing and (ii) the date on which the Purchaser neither holds any Registrable Securities nor has the right to acquire any Registrable Securities, the Company shall continue the listing and/or quoting of the Registrable Securities on the Nasdaq National Market System or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of each Approved Market on which the Registrable Securities are listed and/or quoted, as the case may be. The Company shall cause the Registrable Securities to be quoted on the Nasdaq National Market System no later than the registration of the Registrable Securities under the 1933 Act, and at all times shall continue such listing(s) and/or quoting on one of the Approved Markets.

     (b)  Partial Exercise. Upon any partial exercise by the Purchaser (or then
          ----------------
holder) of the Debenture, Optional Debenture Warrant, or an Additional Debenture, the Company shall issue and deliver to the Purchaser (or holder) within 3 Trading Days of the date on which such securities are exercised, a new debenture or warrant (as applicable) representing the applicable principal amount or number of shares in accordance with the terms of such security.

     (c)  Replacement Certificates. The certificate(s) representing the
          ------------------------
Securities held by the Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Securities as requested by such Purchaser (or such holder) upon surrendering the same. The Company will deliver such substitute certificates within 3 trading days. No service charge will be made for such registration or transfer or exchange.

     (d)  Dividends or Distributions; Purchases of Equity Securities. For so
          ----------------------------------------------------------
long as any portion of the Debenture, an Additional Debenture, or Optional Debenture Warrant remains outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder or holders of Common Stock (other than dividends payable in Common Stock) in their capacity as shareholders, or (ii) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or other equity security of the Company, or publicly announce a self-tender offer under Rule 13e-4 promulgated under the Exchange Act.

     (e)  Notices. The Company agrees to provide the Purchaser with copies of
          -------
all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

     (f)  Best Efforts. The parties shall use their best efforts to satisfy
          ------------
timely each of the conditions described in Sections 5 and 6 of this Agreement.

     (g)  Limitations on Transfers. The Company shall not contribute or transfer
          ------------------------
its assets to any of its Subsidiaries, other than a Subsidiary that has delivered its guarantee to the Purchaser in form and substance satisfactory to the Purchaser.

     (h)  Form D; Blue Sky Laws. The Company agrees to file a Form D with
          ---------------------
respect to the Securities, as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the date of the Exchange Closing, take such action as the Company shall have reasonably determined is necessary to qualify the applicable Securities for sale to the Purchaser at the Exchange Closing pursuant to this Exchange Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Exchange Closing.

     (i)  Transactions With Affiliates. The Company agrees that any transaction
          ----------------------------
or arrangement between it or any of its Subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

     (j)  Reporting Lack of Effective Registration. The Company shall promptly
          ----------------------------------------
notify each Purchaser in writing if there shall ever be a lack of Effective Registration, as well as when Effective Registration is re-established.

     (k)  Rule 144. With a view to making available to the Purchaser the
          --------
benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, until such time as all of the Securities may be freely sold to the public under Rule 144(k) (or any successor thereto), to:

                 (1) make and keep public information available, as those terms are understood and defined in Rule 144;

                 (2) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company's other obligations under this Exchange Agreement and the filing of such reports and other documents is required for the applicable provisions of Rule 144); and

                 (3) furnish to the Purchaser so long as it owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

     (l)  Negative Covenants. So long as any Debentures remain outstanding, the
          ------------------
Company agrees that neither it nor any of its subsidiaries shall (i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any additional Indebtedness unless such Indebtedness is expressly subordinated to the Debentures (to the reasonable satisfaction of the Purchaser) and has a maturity date that is later than the Maturity Date (as defined in the Debentures) or (ii) create, incur or permit to exist any security interest, lien or other encumbrance on or with respect to any assets of the Company or any of its subsidiaries other than Permitted Liens. The Company agrees that any current Indebtedness of the Company or its subsidiaries, other than the Sands Debt, shall be made expressly subordinate to the Debentures by the terms of such Indebtedness, and the Sands Debt shall be made expressly pari passu with the Debentures by the terms thereof.

     6.   Registration.
          ------------

     (a) The New Shares, the Debenture Shares issuable upon conversion of the Debenture and the Interest Shares issuable under the Debenture shall be considered Registrable Securities for the purpose of the Registration Rights Agreement and are registered pursuant to the Company's Registration Statement (number 333-55114) that covers the disposition of Registrable Securities issued pursuant to the Purchase Agreement and the documents related thereto. To the extent required to accomplish the foregoing, within three business days from the date hereof, the Company shall deliver to the Purchaser and file with the SEC a prospectus supplement to the aforementioned Registration Statement in accordance with the 1933 Act and the rules and regulations thereunder. Any such prospectus supplement shall be submitted to the Purchaser at least two business days prior to its filing for review and shall be subject to the Purchaser's prior approval.

     (b) To the extent that there is an insufficient number of Common Shares available for resale by the Purchaser under the Registration Statement referred to in Section 6(a) above to cover the disposition of all of the Registrable Securities following the Closing, the Company shall file one or more additional Registration Statements with the SEC covering such excess Registrable Securities in accordance with the terms of the Registration Rights Agreement by no later than 60 calendar days after the Closing Date, and use its best efforts to have such additional Registration Statement declared effective by the SEC as soon thereafter as possible. Such additional Registration Statements shall be considered Registration Statements under the Registration Rights Agreement and the terms of the Registration Rights Agreement shall apply mutatis mutandis to such additional Registration Statements as they applied to the aforementioned Registration Statement previously filed by the Company pursuant thereto. If (I) Registration Statements covering the resale of all of the New Shares are not declared effective by the SEC by the earlier of (i) 120 calendar days following the Closing Date and (ii) 5 Trading Days after SEC clearance to request acceleration, or (II) if Registration Statements covering the resale of all of the Registrable Securities are not declared effective by the earlier of (x) 180 calendar days following the Closing Date and (y) 5 Trading Days after SEC clearance to request acceleration, then the Purchaser shall have all of the rights and remedies available to it under the Registration Rights Agreement for a failure to have a Registration Statement effective by the Effectiveness Deadline including, without limitation, the right to Monthly Delay Payments and redemptions.

     (c) The Debenture Shares issuable upon the conversion of the Additional Debentures and the Interest Shares issuable under the Additional Debentures shall also be considered Registrable Securities for the purpose of the Registration Rights Agreement. The Company agrees to use its best efforts to effect the registration of such Debenture Shares and Interest Shares for resale by the Purchaser in accordance with the provisions of the Registration Rights Agreement; provided, that for purposes of the Registration Rights Agreement, the term "Closing Date" with respect to any such Debenture Shares and Interest Shares shall be deemed to mean the date on which the Optional Debenture Warrant is exercised for the Debenture in connection with which such Debenture Shares and Interest Shares were received. For the avoidance of doubt, if the Company fails to register such Debenture Shares or the Interest Shares in accordance with the terms of the Registration Rights Agreement, the Purchaser shall have all rights and remedies set forth therein with respect to a failure to register Registrable Securities.

     7.  Conditions Precedent to the Obligation of the Purchaser. The obligation
         -------------------------------------------------------
hereunder of the Purchaser to effect the Exchange is subject to the satisfaction, at or before the Exchange Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

     (a) The representations and warranties of the Company contained herein shall be true and correct as of the date of this Exchange Agreement and as of the Exchange Closing as though made at that time.

     (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

     (c) The Purchaser shall have received an opinion of counsel to the Company in the form and substance of Exhibit C attached hereto.
                             ---------

     (d) The Purchaser shall have received a secretary's certificate from the Company in the form and substance of Exhibit D hereto.
                                     ---------

     (e) The Company shall have executed and delivered each of the Transaction Documents (other than the Additional Debentures) to the Purchaser.

     (f) The Company shall have provided the Purchaser with copies of duly adopted resolutions of the Company's Board of Directors in form and substance reasonably satisfactory to the Purchaser that demonstrate that the transactions contemplated by the Transaction Documents are being, and will be, effected by the Company in compliance with Section 160(a) of the Delaware General Corporation Law.

     8.  Conditions Precedent to the Obligations of the Company. The obligation
         ------------------------------------------------------
hereunder of the Company to effect the Exchange is subject to the satisfaction, at or before the Exchange Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) The representations and warranties of the Purchaser contained herein shall be true and correct as of the date of this Exchange Agreement and as of the Exchange Closing as though made at that time.

     (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

     (c) The Purchaser shall have executed and delivered each of the Transaction Documents to which it is a party to the Company.

     9.  Indemnification. In consideration of the Purchaser's execution and
         ---------------
delivery of this Exchange Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Exchange Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, and (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from
(i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Purchaser or holder of the Securities as an investor in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9 shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

     10. Miscellaneous.
         -------------

     (a) Governing Law. THIS EXCHANGE AGREEMENT SHALL BE GOVERNED BY AND
         -------------
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, CITY

OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE UNDER OR IN CONNECTION WITH THIS EXCHANGE AGREEMENT OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS EXCHANGE AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS EXCHANGE AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS EXCHANGE AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS EXCHANGE AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

     (b) Expenses.
         --------

                (1) The Company agrees to reimburse the Purchaser or its counsel, designees or clients, as applicable, for reasonable expenses (including reasonable legal expenses) relating to the negotiation and execution of the Transaction Documents up to $25,000 in the aggregate. The Company will make such payment to the Purchaser and/or its counsel at the Closing for an estimate of all such costs and expenses. If the Purchaser or its counsel (as the case may be) discovers that such estimates were higher than actual costs and expenses, it will reimburse any excess to the Company within 30 days of such discovery to extent such excess is not offset against other or further reimbursable expenses. To the extent such estimate does not so cover all such reimbursable costs and expenses, the Company shall promptly pay the Purchaser and/or its counsel following demand therefor.

                (2) Except as otherwise set forth in this Section 10(b), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the transactions contemplated by the Transaction Documents. Any attorneys' fees and expenses incurred by either the Company or by the Purchaser in connection with the preparation, negotiation, execution and delivery of any amendments to the Transaction Documents or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of the Transaction Documents by another party or any default by another party in respect of the transactions contemplated thereunder, shall be paid on demand by the party which breached the Transaction Documents and/or defaulted, as the case may be. The

Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities issued pursuant to the Transaction Documents.

        (c) Counterparts; Facsimile. This Exchange Agreement may be executed in
            -----------------------
two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

        (d) Headings.  The headings of this Exchange Agreement are for
            --------
convenience of reference and shall not form part of, or affect the interpretation of, this Exchange Agreement.

        (e) Entire Agreement; Amendments; Waivers. This Exchange Agreement
            -------------------------------------
supersedes all other prior oral or written agreements between the Purchaser and the Company with respect to the matters discussed herein, and this Exchange Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Exchange Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Purchaser may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of its rights, any of the Company's obligations to the Purchaser, or any of the conditions precedent with which the Company must comply that are for the sole benefit of the Purchaser, with respect to or in connection with the Purchaser's acquisition of Common Stock from the Company pursuant to the Transaction Documents, in which event such waiver shall be binding against the Purchaser in accordance with its terms.

        (f) Notices. Any notices, consents, waivers or other communications
            -------
required or permitted to be given under the terms of this Exchange Agreement must be in writing, must be delivered by (i) a nationally recognized delivery service, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered (A) upon receipt, when delivered via delivery service; or (B) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party). The addresses and facsimile numbers for such communications shall be:

        If to the Company:

        Constellation 3D, Inc.
        805 Third Avenue, 14th Floor
        New York, New York 94005
        Telephone:  212-308-3572
        Facsimile:  212-650-308-3573
        Attention:  Mr. Craig Weiner
         with a copy to:

         Baker & McKenzie
         1200 Brickell Avenue, 19th Floor
         Miami, Florida  33131
         Telephone:  305-789-8999
         Facsimile:  305-789-8953
         Attention:  Roy J. Larson, Esq.

         If to the Purchaser:

         Halifax Fund, L.P.
         c/o The Palladin Group, L.P.
         195 Maplewood Avenue
         Maplewood, New Jersey 07040
         Telephone:  973-313-6477
         Facsimile:  973-313-6491
         Attention:  Mr. Maurice Hryshko

         with a copy to:

         Kleinberg, Kaplan, Wolff & Cohen, P.C.
         551 Fifth Avenue
         New York, New York 10176
         Telephone:  212-986-6000
         Facsimile:  212-986-8866
         Attention:  Stephen M. Schultz, Esq.

         Each party shall provide 5 days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         (g) Successors and Assigns. Except as otherwise provided herein, this
             ----------------------
Exchange Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Purchaser nor the Company shall assign this Exchange Agreement or any rights or obligations hereunder without the prior written consent of the other, including, in the case of the Company only, by merger or consolidation. Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchaser shall be entitled to pledge the Debenture Shares in connection with a bona fide margin account at any time and from time to time after the Exchange Closing.

        (h) No Third Party Beneficiaries. This Exchange Agreement is intended
            ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        (i) Survival. The representations and warranties of the Company and the
            --------
Purchaser contained in the Transaction Documents or incorporated by reference therein, and the indemnification provisions set forth herein, shall survive the Exchange Closing, for a period of 3 years following the Exchange Closing.

        (j) Publicity. The Company and the Purchaser shall have the right to
            ---------
approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

        (k) Further Assurances. Each party shall do and perform, or cause to be
            ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Exchange Agreement and the consummation of the transactions contemplated hereby.

        (l) No Strict Construction. The language used in this Exchange Agreement
            ----------------------
will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        (m) Remedies. The Purchaser shall have all rights and remedies set forth
            --------
in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Documents and to exercise all other rights granted by law. The Purchaser without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy. Notwithstanding the foregoing, in no event shall either party be liable to the other party for any indirect, incidental, consequential, special or exemplary damages arising from or in connection with the Transaction Documents (other than pursuant to a party's indemnification obligations under the Registration Rights Agreement) even if such party has been advised of the possibility of such damages.

        (n) Rescission and Withdrawal Right. Notwithstanding anything to the
            -------------------------------
contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever a party exercises a right, election, demand or option under a Transaction Document and the other party does not fully perform its related obligations within the periods therein provided, then the first party in its sole discretion may rescind or withdraw from time to time any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

        (o) Filing of Form 8-K. As soon as reasonably practicable after the date
            ------------------
of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K announcing and describing the terms of the transactions contemplated by the Transaction Documents, a copy of which shall be provided to the Purchaser for its review and comment prior to filing.

        (p) Rule 144. The Company agrees to take the position that, for purposes
            --------
of Rule 144 the Purchaser's holding period for the New Shares, the Debenture and the Optional Debenture Warrant commenced on August 23, 2000.

        IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed as of the date first above written.

                                               CONSTELLATION 3D, INC.

                                               By: /s/ Eugene Levich
                                                   -----------------
                                               Name:
                                               Title: Chief Executive Officer

                                               HALIFAX FUND, L.P.

                                               By: /s/ Maurice Hryshko
                                                   -------------------
                                               Name
                                               Title: Counsel, The Palladin
                                               Group, L.P.